                                                                   EXHIBIT 99.2



           SELECTED HISTORICAL FINANCIAL DATA OF ACCORD NETWORKS LTD.,
              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                    OF POLYCOM, INC. AND ACCORD NETWORKS LTD.
        AND SELECTED COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
                    OF POLYCOM, INC. AND ACCORD NETWORKS LTD.


     The following Selected Historical Financial Data of Accord Networks Ltd., Selected Unaudited Pro Forma Combined Financial Data of Polycom, Inc. and Accord Networks Ltd. and Selected Comparative Historical and Pro Forma Per Share Data of Polycom, Inc. and Accord Networks Ltd. are also provided in the Registration Statement on Form S-4, as amended, filed by Polycom, Inc. with the Securities and Exchange Commission on January 9, 2001, in connection with the pending merger of Merger Sub Ltd., a wholly-owned subsidiary of Polycom, Inc., with and into Accord Networks Ltd., with Accord Networks Ltd. surviving the merger as a wholly-owned subsidiary of Polycom, Inc. Additional information concerning the pending merger of Polycom and Accord is available in the Registration Statement on Form S-4, as amended, filed by Polycom with the Securities and Exchange Commission on January 9, 2001.

           SELECTED HISTORICAL FINANCIAL DATA OF ACCORD NETWORKS LTD.

    You should read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included in the Registration Statement on Form S-4, as amended, filed by Polycom, Inc.
with the Securities and Exchange Commission on January 9, 2001.

    The audited consolidated balance sheet data as of December 31, 1998 and 1999 and the audited consolidated statement of operations data for the fiscal years ended December 31, 1997, 1998 and 1999 and the unaudited consolidated financial statements for the nine months ended September 30, 1999 and 2000 have been derived from the financial statements included the Registration Statement on Form S-4, as amended, filed by Polycom, Inc. with the Securities and Exchange Commission on January 9, 2001. The consolidated balance sheet data as of December 31, 1995, 1996 and 1997 and the consolidated statement of operations data for the fiscal years ended December 31, 1995 and 1996 have been derived from audited financial statements not included in this document or Polycom's Form S-4.

    Accord's consolidated financial statements have been prepared according to U.S. generally accepted accounting principles. In the opinion of Accord's management, the consolidated statement of operations data for the nine months ended September 30, 1999 and 2000 and the consolidated balance sheet data as of September 30, 2000 include all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of Accord's results of operations and financial position for those periods.

    Historical results are not necessarily indicative of future results and the results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

                                                                                                          NINE MONTHS
                                                                                                             ENDED
                                                                    DECEMBER 31,                          SEPTEMBER 30,
                                              ----------------------------------------------------   ---------------------
                                                1995       1996       1997       1998       1999        1999        2000
                                              --------   --------   --------   --------   --------   ---------   ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenues................................  $    --    $    --    $ 1,578    $12,597    $24,835     $16,910     $28,704
Gross profit................................       --         --        611      8,120     17,325      11,804      20,203
Operating income (loss).....................   (3,717)    (3,213)    (4,909)      (950)       506         185      (5,291)
Income (loss) before provision for income
  taxes.....................................   (3,681)    (3,028)    (5,002)      (980)       364         152      (4,552)

Net income (loss)...........................  $(3,681)   $(3,028)   $(5,002)   $  (980)   $   364     $   152     $(4,552)
Net income (loss) per share:
  Basic.....................................  $ (3.16)   $ (2.42)   $ (3.92)   $  (.77)   $   .28     $  0.12     $ (0.57)
  Diluted...................................  $ (3.16)   $ (2.42)   $ (3.92)   $  (.77)   $   .02     $  0.01     $ (0.57)

Weighted average shares outstanding:
  Basic.....................................    1,165      1,249      1,277      1,277      1,318       1,277       7,996
  Diluted...................................    1,165      1,249      1,277      1,277     16,093      15,407       7,996




                                                                                                                AS OF
                                                                       AS OF DECEMBER 31,                    SEPTEMBER 30,
                                                      ----------------------------------------------------   ------------
                                                        1995       1996       1997       1998       1999         2000
                                                      --------   --------   --------   --------   --------   ------------
                                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents and short-term
    investments.....................................  $ 1,077    $ 2,009    $ 2,099    $ 1,436    $ 5,787    $57,605
  Working capital...................................      949      2,613      3,775      4,890     10,682     60,222
  Total assets......................................    2,110      4,287      7,388     10,113     20,498     81,414
  Notes payable, less current portion...............      250        250        250         --         --         --
  Mandatorily redeemable convertible preferred
    stock...........................................    5,251     10,315     10,676     19,415     25,916         --
  Total stockholders' equity (deficit)..............   (4,068)    (7,096)   (12,098)   (13,073)   (12,460)    65,032

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                    OF POLYCOM, INC. AND ACCORD NETWORKS LTD.


    The selected unaudited pro forma combined financial data gives effect to the proposed merger of Polycom and Accord on a pooling-of-interests basis. The unaudited pro forma balance sheet data as of September 30, 2000 gives effect to the proposed merger as if it occurred on September 30, 2000. The unaudited pro forma statement of operations data present the combined results of operations of Polycom and Accord, as if the proposed merger had been effective at the beginning of each period presented.

    The selected unaudited pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods.

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                           DECEMBER 31,                           SEPTEMBER 30,
                                                       ----------------------------------------------------   -------------------
                                                         1995       1996       1997       1998       1999       1999       2000
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenues.........................................  $25,073    $39,006    $ 51,972   $129,483   $224,902   $156,489   $259,976
Gross profit.........................................   14,129     20,019      23,422     67,100    126,135     87,356    148,463
                                                       -------    -------    --------   --------   --------   --------   --------
Operating income (loss)..............................   (5,409)    (2,762)    (19,999)    15,452     41,735     29,899     46,112
                                                       -------    -------    --------   --------   --------   --------   --------
Income (loss) before provision for income taxes......   (5,304)    (1,490)    (18,926)    16,370     43,333     30,986     50,786
                                                       -------    -------    --------   --------   --------   --------   --------
Net income (loss)....................................  $(5,316)   $(1,598)   $(19,097)  $ 14,621   $ 29,717    $21,618   $ 32,524
                                                       =======    =======    ========   ========   ========   ========   ========
Net income (loss) per share:
Basic................................................  $ (0.54)   $ (0.05)   $  (0.44)  $   0.25   $   0.43   $   0.33   $   0.44
                                                       =======    =======    ========   ========   ========   ========   ========
Diluted..............................................  $ (0.54)   $ (0.05)   $  (0.44)  $   0.20   $   0.38   $   0.28   $   0.39
                                                       =======    =======    ========   ========   ========   ========   ========
Weighted average shares outstanding:
  Basic..............................................    9,780     29,979      43,369     58,012     68,707     64,784     73,154
  Diluted............................................    9,780     29,979      43,369     71,609     77,849     77,122     82,709



                                                                     AS OF
                                                              SEPTEMBER 30, 2000
                                                              -------------------
                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........       $269,014
Working capital.............................................        325,951
Total assets................................................        477,413
Total stockholders' equity..................................        397,484


               COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
                    OF POLYCOM, INC. AND ACCORD NETWORKS LTD.


    The following table presents certain unaudited historical per share and combined pro forma per share data of Polycom and Accord after giving effect to the merger using the pooling-of-interests method of accounting. The equivalent Accord per share data is calculated based on an exchange ratio of
0.3065 of a share of Polycom common stock for each Accord ordinary share outstanding. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the historical financial statements and notes thereto of Polycom and Accord included in the Registration Statement on Form S-4, as amended, filed by Polycom, Inc. with the Securities and Exchange Commission on January 9, 2001 and incorporated by reference, and the selected unaudited pro forma condensed combined financial data included elsewhere in this document. All share information has been restated, as applicable, for stock splits, as discussed in each entity's respective consolidated financial statements and notes thereto. The unaudited pro forma combined and unaudited pro forma equivalent per share data combine the results of operations of Polycom for each of the three years ended December 31, 1999 with the results of operations of Accord for each of the three years ended December 31, 1999, respectively, the results of operations of each of Polycom and Accord for the nine months ended September 30, 2000, and Polycom's financial position at December 31, 1999 and September 30, 2000 with Accord's financial position at December 31, 1999 and September 30, 2000, respectively. No cash dividends have ever been declared or paid on Polycom common stock or Accord ordinary shares.


                                     POLYCOM

                                                                                                NINE MONTHS
                                                                    FISCAL YEAR ENDED              ENDED
                                                                       DECEMBER 31,            SEPTEMBER 30,
                                                              ------------------------------   -------------
                                                                1997       1998       1999         2000
                                                              --------   --------   --------   -------------
Historical per common share data:
  Income (loss) per diluted share...........................   $(0.33)    $0.23      $0.40         $0.48
  Net book value per share(1)...............................                         $1.65         $4.43




                                     ACCORD

                                                                                                NINE MONTHS
                                                                    FISCAL YEAR ENDED              ENDED
                                                                       DECEMBER 31,            SEPTEMBER 30,
                                                              ------------------------------   -------------
                                                                1997       1998       1999         2000
                                                              --------   --------   --------   -------------
Historical per ordinary share data:
  Income (loss) per diluted share...........................   $(3.92)    $(0.77)    $ 0.02       $(0.57)
  Net book value per share(1)...............................                         $(6.72)      $ 3.16


                               POLYCOM AND ACCORD

                                                                                                NINE MONTHS
                                                                    FISCAL YEAR ENDED              ENDED
                                                                       DECEMBER 31,            SEPTEMBER 30,
                                                              ------------------------------   -------------
                                                                1997       1998       1999         2000
                                                              --------   --------   --------   -------------
Combined pro forma per common share data:
  Income (loss) per combined company's diluted share(2).....   $(0.44)    $0.20      $0.38         $0.39
  Income (loss) from per equivalent Accord diluted
    share(3)................................................   $(0.13)    $0.06      $0.12         $0.12
  Net book value per combined company's share(1)............                         $1.74         $4.89
  Net book value per equivalent Accord share(3).............                         $0.53         $1.50

------------------------------

(1) The historical book value per Polycom share is computed by dividing assets less liabilities by the number of shares of common stock outstanding at September 30, 2000 and at Polycom's fiscal year end. The historical book value per Accord share is computed by dividing assets less liabilities and less mandatorily redeemable preferred stock by the number of ordinary shares outstanding at September 30, 2000 and at Accord's fiscal year end. The pro forma combined book value per share is computed by dividing the pro forma assets less liabilities by the pro forma number of shares of Polycom common stock outstanding as of September 30, 2000 and at fiscal year end, assuming the merger had occurred as of these dates.

(2) The pro forma combined shares used in this calculation are equal to Accord's weighted average ordinary shares and, where applicable, potential ordinary shares outstanding multiplied by the 0.3065 exchange ratio, plus Polycom's weighted average common and equivalent shares outstanding.

(3) The shares used in this calculation are equal to the pro forma combined shares described in footnote (2) divided by the 0.3065 exchange ratio.